Exhibit 99.1

LITHIA MOTORS REPORTS PRELIMINARY THIRD QUARTER 2020 RESULTS

Medford, Oregon, September 29, 2020 - Lithia Motors, Inc. (NYSE: LAD) today reported preliminary financial results for the three months ending September 30, 2020. Based on preliminary information available today, Lithia expects third quarter 2020 net income per diluted share to be between $6.10 to $6.40 representing an increase of 68% and 76%, respectively, compared to $3.64 for the three months ended September 30, 2019, and representing an increase of 80% and 89%, respectively, compared to adjusted net income per diluted share of $3.39 for the three months ended September 30, 2019.

This improvement is driven by a combination of factors including:

•	Expected total revenue increasing for the quarter in the mid to high single digit range compared to $3.3 billion in the third quarter of 2019.

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Expected continued sequential improvements in same store sales in all business lines compared to the second quarter of 2020 and expected same store gross profit margins remaining similar or slightly stronger than the unusually elevated levels experienced in the second quarter of 2020 due in part to increased manufacturer partner incentives and reduced inventory levels for new vehicles.

•	Driveway, Lithia’s national ecommerce home solution launched earlier this month, which provides customers the ability to service and sell their vehicle without leaving their homes.

The foregoing estimated results are based on preliminary information as of the date hereof and are subject to change following completion of the quarter-end review process and other developments arising between now and the time financial results are finalized. In addition, these preliminary unaudited results are not comprehensive financial results for the quarter ending September 30, 2020, should not be viewed as a substitute for complete GAAP financial statements or more comprehensive financial information, and are not indicative of the results for any future period.

About Lithia

Lithia Motors, Inc. is a growth company powered by people and innovation with a 5-year plan to profitably consolidate the largest retail sector in our country. They are a leading provider of personal transportation solutions in the United States and are among the fastest-growing companies in the Fortune 500 (#6 on 10-Year EPS Growth, #4 10-Year TSR in 2020). By providing a wide array of products throughout the entire lifecycle of the consumer’s vehicle ownership experience, they build magnetic brand loyalty. Operational excellence is achieved by focusing the business on convenient and transparent consumer experiences supported by proprietary data science to increase market share, consumer loyalty and team performance. Lithia’s omni-channel strategy will continue to pragmatically disrupt the industry by leveraging experienced teams, vast owned inventories, technology, and physical network. By purchasing strong businesses, they further strengthen this network, leveraging their national digital home channel Driveway and building upon their massive regenerating capital engine. Together, these endeavors create a unique and compelling high-growth strategy that provides transportation solutions wherever, whenever and however consumers desire.

Contact:

Eric Pitt

VP, Investor Relations and Treasurer

EPitt@lithia.com

(541) 864-1748

Notice

Today Lithia announced the intention to offer $700 million of shares of Class A common stock (the “common stock”) in a registered public offering ($805 million of shares if the underwriters in the common stock offering exercise in full their option to purchase additional shares). The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained from: Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, shares of common stock or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Certain statements in this press release, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project”, “outlook”, “target”, “may”, “will”, “would”, “should”, “seek”, “expect”, “plan”, “intend”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “likely”, “goal”, “strategy”, “future”, “maintain”, and “continue” or the negative of these terms or other comparable terms.

Examples of forward-looking statements in this press release include, among others, statements regarding our expected financial results for third quarter 2020. The three months ending September 30, 2020 are not yet complete. The estimated results contained herein should not be relied upon as fact or as an accurate representation of future results, and the information herein that is presented as a range of results is not intended to represent that actual results might not fall outside of the suggested range. Actual results remain subject to the completion of management’s final reviews and our other financial closing procedures, as well as the completion of our auditor’s review of our unaudited consolidated financial statements. During the course of the preparation of our actual unaudited consolidated financial statements and related notes, additional items that would require material adjustments to the preliminary estimated unaudited financial results presented herein may be identified.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	Future economic and financial conditions (both nationally and locally), including as a result of the COVID-19 pandemic;

•	Changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	The adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

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Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

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Government regulations and legislation, and other risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q filed on July 24, 2020 and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures such as adjusted diluted net income per share. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures

(Unaudited)

Three Months Ended September 30, 2019[1]
Net income per diluted share	$3.64
Less: net gain on sale of stores	(0.28)
Addback: insurance reserve	0.03

Adjusted net income per diluted share	$3.39

[1]	For the three months ending September 30, 2020 Lithia does not, at this time, expect any significant adjustments to net income per diluted share.